AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 19th day of August, 2015, to the Transfer Agent Servicing Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Ziegler FAMCO Covered Call Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher Kashmerick	By: /s/ Michael McVoy

Name: Christopher E. Kashmerick	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B to the Trust for Advised Portfolios - Transfer Agent Servicing Agreement
Fees at January, 2014

Name of Series	Date Added
Ziegler Strategic Income Fund	on or after January 1, 2014
Ziegler FAMCO Covered Call Fund	on or after August 19, 2015

Annual Service Charges to the Fund*
▪	Base Fee Per CUSIP	__/year first year, __/year thereafter
▪	NSCC Level 3 Accounts	__/open account
▪	No-Load Fund Accounts	__/open account
▪	Load Fund Accounts	__ open account
▪	Closed Accounts	__/closed account

Services Included in Annual Base Fee Per CUSIP
▪	Report Source - Client on-line access to fund and investor data.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Activity Charges
▪	Manual Shareholder Transaction & Correspondence	__/event
▪	Omnibus Account Transaction	__/transaction
▪	Telephone Calls	__base fee plus __/minute
▪	Voice Response Calls	__/call
▪	Daily Valuation/Manual 401k Trade	__/trade

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, inbound calls, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, shareholder/dealer print out (daily confirms, investor confirms, tax, checks, and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, and travel.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed.  The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Amended Exhibit B (continued) to the Trust for Advised Portfolios - Transfer Agent Servicing
Agreement
Supplemental Fees at January, 2014
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

▪	FAN Web Premium (Fund Groups over __open accounts)
	−	Implementation __/fund group – includes up to __ hours of technical/BSA support
	−	Annual Base Fee - __/year
▪	FAN Web Select (Fund Groups under __open accounts)
	−	Implementation __/fund group – includes up to __hours of technical/BSA support
	−	Annual Base Fee - __/year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - __hour
▪	Activity (Session) Fees:
	−	Inquiry __/event
	−	Account Maintenance __/event
	−	Transaction – financial transactions, reorder statements, etc. __/event
	−	New Account Setup - __/event (Not available with FAN Web Select)
▪	Strong Authentication:
	−	__/month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web Mobile
Access to account information and transaction capabilities through mobile internet devices.  Shareholders can access portfolio summary, account balances, account history, and conduct financial transaction requests such as purchases, redemptions, and exchanges.
▪	Initial Implementation Site Setup Fee __
▪	Monthly Base Fee __
▪	Transaction Fees:
-	Inquiry - __/event
-	Maintenance - __/event
-	Transaction - __/event
-	New Account Establishment Setup - __/event

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - __/year
▪	Per Record Charge
−	Rep/Branch/ID - __
−	Dealer - __
▪  Price Files __/record or $__/user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪  Inquiry Only
−	Inquiry - __/event
−	Per broker ID - __/month per ID
▪	Transaction Processing
− Implementation __/management company
− Transaction – purchase, redeem, exchange, literature order - __/event
− New Account Setup – __/event
− Monthly Minimum Charge __/month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
−	__/fund group

Amended Exhibit B (continued) to the Trust for Advised Portfolios - Transfer Agent Servicing
Agreement
Supplemental Fees at January, 2014
Vision Electronic Statements (Continued)
▪	Load charges
−	__/image
▪	Archive charge (for any image stored beyond 2 years)
−	__/document
*Normal Vision ID and activity charges also apply.

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-  Setup: __/user
-  Support__/user per month
Additional Data Delivery Services
▪	Ad Hoc/ PowerSelect File Development
	-	Setup: __/request (Includes up to 2 hours of programming. If beyond, additional time will be __/ hour consultation and development.)
	-	Support: __/file per month
	-	Files can be scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
	-	Setup: __one-time fee
	-	Support__/file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	__implementation
−	__/month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	__implementation
−	__/ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	__implementation
−	__/ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	__implementation
−	__/ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	__implementation
−	__per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	__implementation
−	__ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	__/month

Programming Charges
▪	__/hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services
Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Amended Exhibit B (continued) to the Trust for Advised Portfolios - Transfer Agent
Servicing Agreement Supplemental Fees at January, 2014

Transfer Agent Training Services
▪	On-site at USBFS - __/day
▪	At Client Location -__/day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	__/direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	__setup /fund group
▪	__/month administration
▪	__/received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	__/fund group per month

Literature Fulfillment Services*
▪	Account Management
	−	__/month
▪	Inbound Teleservicing Only
	−	Account Management - __/month
	−	Call Servicing - __/minute
▪		Lead Conversion Reporting
	−	__/month
▪	Closed Loop Reporting
	−	Account Management - __/month
	−	Database Installation, Setup - __/fund group
▪	Out-of-Pocket Expenses
	−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting;
__/monthly report

Amended Exhibit B (continued) to the Trust for Advised Portfolios - Transfer Agent Servicing
Agreement
Supplemental Fees at January, 2014

FAF Money Market Fund Service Organizations
▪	__/money market share class per year
▪	Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	__/qualified plan account or Coverdell ESA account (Cap at $30.00 /SSN)
▪	__/transfer to successor trustee
▪	__/participant distribution (Excluding SWPs)
▪	__/refund of excess contribution
▪	__/reconversion/recharacterization
Additional Shareholder Paid Fees
▪	__outgoing wire transfer or overnight delivery
▪	__/telephone exchange
▪	__/return check or ACH or stop payment
▪	__search request per account (Cap at __/request) (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	__setup/fund group
▪	__/certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
	-	5 Users – __
	-	10 Users – __
	-	20 Users – __
	-	30 Users – __
	-	40 Users – __
	-	50 Users – __
▪	Training
	-	WebEx - __/user
	-	On Site at USBFS - __/day
	-	At Client Location - __/day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
	-	Implementation (per feed) - __/hour (8 hour estimate)
	-	Recurring (per feed) - __/month

CUSIP Setup
▪	Subsequent CUSIP Setup - __/CUSIP
▪	Expedited CUSIP Setup - __/CUSIP (Less than 35 days)

Advisor’s Signature not required as fees are not changing, only the Ziegler FAMCO Covered Call Fund is being added.